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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 23, 2002

                                CERES GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                      0-8483               34-1017531
(State or Other Jurisdiction of       (Commission          (I.R.S. Employer
         Incorporation)               File Number)       Identification Number)

                   17800 ROYALTON ROAD, CLEVELAND, OHIO 44136
                    (Address of principal executive offices)

                                 (440) 572-2400
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On December 23, 2002, Ceres Group, Inc. announced that it had entered into a definitive agreement to sell the stock of its subsidiary, Pyramid Life Insurance Company, to a subsidiary of Universal American Financial Corp. for $56 million in cash. Ceres plans to use the net proceeds from the sale to strengthen the capital of Ceres' subsidiary, Continental General Insurance Company, and repay a portion of its bank debt. Immediately prior to closing, Continental General will purchase Pyramid Life's facility and personal property and will retain most of Pyramid Life's employees.

         Attached hereto are (1) Ceres' press release, dated December 23, 2002, as Exhibit 99.1 and (2) the Purchase Agreement by and among Continental General Insurance Company, Ceres Group, Inc., Pennsylvania Life Insurance Company and Universal American Financial Corp., dated as of December 20, 2002, as Exhibit 2.4.

ITEM 7.  EXHIBITS.

Exhibit 2.4 Purchase Agreement by and among Continental General Insurance Company, Ceres Group, Inc., Pennsylvania Life Insurance Company and Universal American Financial Corp., dated as of December 20, 2002.

Exhibit 99.1   Press Release, dated December 23, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CERES GROUP, INC.

                                                     /s/ Kathleen L. Mesel
                                                     ---------------------
                                                     By:  Kathleen L. Mesel
                                                     Its:   Corporate Secretary

Dated:  December 26, 2002